INVESCO COUNSELOR SERIES FUNDS, INC.

                                    EXHIBITS

                                SUB-ITEM 77Q1(a)


(i) Articles Supplementary to the Articles of Incorporation filed with Post-Effective Amendment No. 6 to INVESCO Counselor Series Funds, Inc. Registration Statement on September 21, 2001 and incorporated herein by reference.

(ii) Certificate of Correction to Articles Supplementary to the Articles of Incorporation filed with Post-Effective Amendment No. 6 to INVESCO Counselor Series Funds, Inc. Registration Statement on September 21, 2001 and incorporated herein by reference.